Exhibit 4.1

                            COX COMMUNICATIONS, INC.

                                       AND

                              THE BANK OF NEW YORK,

                                   as Trustee

                              ---------------------

                          THIRD SUPPLEMENTAL INDENTURE

                           Dated as of April 19, 2000

                              ---------------------

                           Supplementing the Indenture

                            Dated as of June 27, 1995

                              --------------------

                 Creating a series of Debt Securities designated

             Exchangeable Subordinated Discount Debentures due 2020

         THIRD SUPPLEMENTAL INDENTURE, dated the 19th day of April, 2000, between COX COMMUNICATIONS, INC., a corporation existing under the laws of the State of Delaware (the "Company"), and THE BANK OF NEW YORK, a New York banking corporation, having its principal corporate trust office in The City of New York, New York, as trustee (the "Trustee").

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of June 27, 1995 (the "Original Indenture" and, as supplemented to the date hereof, the "Indenture"), providing for the issuance by the Company from time to time of its debentures, notes, bonds or other evidences of indebtedness to be issued in one or more series (in the Original Indenture and herein called the "Securities");

         WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Original Indenture and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Trustee this Third Supplemental Indenture to the Original Indenture in order to establish the form and terms of, and to provide for the creation and issue of, a series of Securities designated as the "Exchangeable Subordinated Discount Debentures due 2020" under the Original Indenture in an aggregate original principal amount at maturity of up to $2,290,755,000 (the "Debentures");

         WHEREAS, Section 9.01 of the Original Indenture provides, among other things, that the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, without the consent of any Holders, may enter into an indenture supplemental to the Original Indenture to establish the terms of Securities of any series as permitted by Sections 2.01 and 2.03 of the Original Indenture; and

         WHEREAS, all things necessary to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee and issued upon the terms and subject to the conditions hereinafter and in the Indenture set forth against payment therefor, the valid, binding and legal obligations of the Company and to make this Third Supplemental Indenture a valid, binding and legal agreement of the Company, have been duly authorized.

         NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH that, in order to establish the terms of the series of Securities designated as the
"Exchangeable Subordinated Discount Debentures due 2020," and for and in consideration of the premises and of the covenants contained in the Original Indenture and in this Third Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:

                                  ARTICLE ONE

                              DEFINITIONS AND OTHER
                        PROVISIONS OF GENERAL APPLICATION

Section 101.      Definitions.

         Each capitalized term that is used herein and is defined in the Original Indenture shall have the meaning specified in the Original Indenture unless such term is otherwise defined herein, in which case such term shall have the meaning specified herein.

         "Adjusted Principal Amount" shall mean, for each $1,000 Original Principal Amount at Maturity of the Debentures, (i) on the Issue Date, the Issue Price and (ii) thereafter, for any date of determination, the Issue Price, plus any previous accrual of Original Issue Discount to but excluding such date of determination and minus any and all Special Cash Payments and any Cash Reorganization Event Distributions made in respect of such Debentures through and including such date of determination. Notwithstanding the foregoing, the Adjusted Principal Amount shall never be less than zero.

         "Adjusted Principal Amount Reduction" shall mean any reduction in the Adjusted Principal Amount as a result of the application of any Special Cash Payment or Cash Reorganization Event Distribution.

         "Aggregate Number" shall have the meaning set forth in Section 211(b).

         "Average Transaction Consideration" shall mean, with respect to a holder of one Reference Security in a Reference Share Offer, (a) the aggregate consideration actually paid or distributed in respect of all Reference Securities accepted in such Reference Share Offer, divided by (b) the total number of Reference Securities outstanding immediately prior to the expiration of the Reference Share Offer and entitled to participate in such Reference Share Offer.

         "Business Day" shall mean any day that is not a Saturday, Sunday or legal holiday, on which banking institutions or trust companies in The City of New York are authorized or obligated by law or regulation to close.

         "Cash Reorganization Event" means any event with respect to any Reference Company that results in the Reference Property consisting of 80% or more of cash.

         "Cash Reorganization Event Distribution" shall have the meaning set forth in Section 213 hereof.

         "Closing Price" shall mean, with respect to any Reference Security on any date of determination, the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such Reference Security (regular way) on the New York Stock Exchange on that date or, if the Reference Security is not listed for trading on the New York Stock Exchange on that date, as reported in the composite transactions for the principal United States national or regional securities exchange on which such Reference Security is so listed, or if such Reference Security is not so listed on a United States national or regional securities exchange, as reported by the

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Nasdaq  National Market or, if such Reference  Security is not so reported,  the last quoted bid price for such Reference Security in the over-the-counter market as reported by the National Quotation Bureau or a similar organization. In the event that no such quotation is available for any day, the Company's Board of Directors shall determine the Closing Price on the basis of those quotations that it in good faith considers appropriate. To the extent that trading (regular way) of, or quotations for, any security as to which "Closing Price" is to be determined continues past 4:00 p.m., New York City time, on the applicable securities exchange, the National Market System or over-the-counter market, as the case may be, "Closing Price" shall be deemed to refer to the price or bid at the time that is then customary for determining the trading day's index levels for stocks traded on such securities exchange or automated quotation system on which the Reference Securities are then traded or quoted.

         "Company" shall mean the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter "Company" shall mean such successor Person, and any other obligor upon the Debentures.

         "Company Notice" shall have the meaning set forth in Section 208(e).

         "Company Notice Date" shall have the meaning set forth in Section
208(e).

         "Debenture" shall mean $1,000 Original Principal Amount at Maturity of the Debentures.

         "Debentures" shall mean the Company's Exchangeable Subordinated Discount Debentures due 2020.

         "Depositary" shall have the meaning set forth in the Original Indenture

         "Distributed Assets" shall have the meaning set forth in Section 211(c)

         "DTC" shall mean The Depository Trust Company or any successor Depositary.

         "Exchange Agent" shall mean any Person authorized by the Company to act as Exchange Agent for the Debentures. The Company initially authorizes the Trustee to act as Exchange Agent for the Debentures on its behalf. The Company may at any time and from time to time authorize one or more Persons (including the Company) to act as Exchange Agent in addition to or in place of the Trustee with respect to the Debentures.

         "Exchange Date" shall mean, with respect to any Notice of Exchange, the date on which the Notice of Exchange and all documents, instruments and payments required to be tendered in connection with the related exchange have been received by the Exchange Agent.

         "Extraordinary Cash Dividend" means, with respect to any consecutive 12-month period, the amount, if any, by which the aggregate amount of all cash dividends on any Reference Security consisting of capital stock occurring in such 12-month period (or, if that reference security was not outstanding at the commencement of such 12-month period, occurring in such shorter period during which that Reference Security was outstanding) exceeds on a per share basis 10% of the average of the Closing Prices per share of that Reference Security over such 12-

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month period (or such shorter  period during which that  Reference  Security was outstanding); provided that, for purposes of the foregoing definition, the amount of cash dividends paid on a per share basis will be appropriately adjusted to reflect the occurrence during such period of any stock dividend or distribution of shares of capital stock of the issuer of such Reference Security or any subdivision, split, combination or reclassification of shares of that Reference Security.

         "Interest Increase Date" shall have the meaning set forth in Section 205(c)(i).

         "Interest Payment Date" shall have the meaning set forth in Section
205.

         "Interest Period" shall mean (i) the period from the Issue Date to but excluding the initial Interest Payment Date and (ii) thereafter, the period from and including any Interest Payment Date to but excluding the immediately succeeding Interest Payment Date or, if applicable, Stated Maturity, any Purchase Date, any Redemption Date or any Exchange Date.

         "Issue Date" shall mean April 19, 2000.

         "Issue Price" shall mean $425.89 per Debenture.

         "Notice of Exchange" shall mean the notice of exchange given to the Exchange Agent by a Holder of its request to exchange Debentures pursuant to
Section 209(c).

         "Optional Redemption" shall mean any redemption of the Debentures, in whole or in part, at the option of the Company pursuant to Section 207(a).

         "Original Issue Discount" shall mean, as of any date of determination, for each Debenture, the excess, if any, of the Adjusted Principal Amount for such Debenture over the Issue Price.

         "Original Principal Amount at Maturity" shall mean $1,000 original principal amount at maturity per Debenture, without regard to any adjustments to the Adjusted Principal Amount.

         "Purchase Date" shall mean April 19, 2005, April 19, 2010 and April 19, 2015.

         "Purchase Notice" shall have the meaning set forth in Section 208(a)(i)

         "Purchase Price" shall have the meaning set forth in Section 208(a).

         "Receipt Date" shall have the meaning set forth in Section 211(b).

         "Redemption Date" shall have the meaning set forth in Section 207(a).

         "Redemption Price" shall have the meaning set forth in Section 207(a).

         "Reference Company" shall mean Sprint Corporation, for so long as any Reference Securities are Sprint PCS Stock, and shall also mean any other issuer of a Reference Security.

         "Reference   Property"   shall  initially  only  consist  of  Reference
Securities and shall be subject to adjustment from time to time prior to Stated Maturity to reflect the addition or

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

substitution of any cash, securities and/or other property resulting from the application of the provisions of Section 211 hereof.

         "Reference Property Value" shall mean, for the Reference Property attributable to the Debentures at any date of determination, subject to adjustment in accordance with Section 211, the sum of (a) for any portion of the Reference Property consisting of cash, the amount of such cash, (b) for any portion of the Reference Property consisting of property other than cash or Reference Securities, the fair market value of such property (as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company) as of the Trading Day immediately succeeding the related Exchange Date, and (c) for any portion of the Reference Property consisting of a Reference Security (including Sprint PCS Stock): (1) in the case of a Notice of Exchange delivered to the Exchange Agent for exchange prior to the Reference Securities Eligibility Date, the Closing Price for such Reference Security on the Trading Day immediately succeeding the Exchange Date (unless more than $5,000,000 aggregate Original Principal Amount at Maturity of Debentures have been validly tendered for exchange on such date, in which case Reference Property Value shall equal the mean of the Closing Prices for such Reference Security over the five Trading Day period ending on the fifth Trading Day immediately succeeding the Exchange Date); (2) in the case of a Notice of Exchange delivered to the Exchange Agent on or after the Reference Securities Eligibility Date, the Closing Price for such Reference Security on the third Trading Day immediately succeeding the Exchange Date (unless more than $5,000,000 aggregate Original Principal Amount at Maturity of Debentures have been validly tendered for exchange on such date, in which case the Reference Property Value shall equal the mean of the Closing Prices for such Reference Security during the five Trading Day period beginning on the third Trading Day immediately succeeding the Exchange Date and ending on the seventh Trading Day immediately succeeding the Exchange Date) and (3) in the case of a purchase by the Company of any Debentures and payment of the related Purchase Price by delivery of Reference Property in accordance with Section 208(d), the mean of the Closing Prices for such Reference Security during the three Trading Day period ending on the second Trading Day immediately preceding the Purchase Date; provided, however, if Closing Prices for a Reference Security cannot be determined, the Reference Property Value of such Reference Security shall be the fair market value of such Reference Security (as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company). The aggregate Reference Property Value of the Reference Securities attributable to any Debenture for which a Notice of Exchange is delivered to the Exchange Agent or which is subject to purchase by the Company in accordance with
Section 208 shall equal the sum of the Reference Property Values of the Reference Property attributable to such Debenture.

         "Reference Securities" shall initially mean 7.5908 shares of Sprint PCS Stock per Debenture, and after the date hereof shall be subject to adjustment in accordance with Section 211.

         "Reference Securities Eligibility Date" shall mean April 19, 2002.

         "Reference Share Offer" shall mean any tender offer or exchange offer made for 30% or more of the outstanding shares of a class or series of Reference Securities constituting capital stock of a Reference Company or any consolidation, merger or statutory exchange involving a

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

class or series of Reference Securities of a Reference Company in which an election is given to holders of such Reference Securities as to the consideration to be received in the transaction. A "Reference Share Offer" shall include a conversion or redemption by Sprint Corporation of less than all shares of Sprint PCS Stock pursuant to Article Sixth, Section 7.1 of its Articles of Incorporation or any conversion or redemption by Sprint Corporation of all shares of Sprint PCS Stock pursuant to Article Sixth, Section 7.1 or Section 7.2 of its Articles of Incorporation in which a holder of Sprint PCS Stock is given an election as to the consideration that he or she may receive.

         "Reference Share Offer Adjustment" shall mean (a) an adjustment to the Reference Property attributable to each Debenture to include the portion of the Average Transaction Consideration received in a Reference Share Offer and (b) a reduction in the number of Reference Securities attributable to each Debenture immediately prior to the expiration of such Reference Share Offer by the Reference Share Proportionate Reduction.

         "Reference Share Proportionate Reduction" shall mean a proportionate reduction in the number of Reference Securities of the class or series of Reference Securities which are the subject of the applicable Reference Share Offer and included in the Reference Property attributable to each Debenture, calculated in accordance with the following formula:

                                [OBJECT OMITTED]
where:

         R = the fraction by which the number of Reference Securities of the class or series of Reference Securities subject to the Reference Share Offer and attributable to each Debenture will be reduced;

         X = the aggregate number of Reference Securities of the class or series of Reference Securities subject to the Reference Share Offer accepted in the Reference Share Offer; and

         N = the aggregate number of Reference Securities of the class or series of Reference Securities subject to the Reference Share Offer outstanding immediately prior to the expiration of the Reference Share Offer.

         "Regular Record Date" shall have the meaning set forth in Section
205(a).

         "Reorganization Event" shall have the meaning set forth in Section 211(d).

         "Securities Act" shall mean the United States Securities Act of 1933, as amended.

         "Securities Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended.

         "Senior Indebtedness" means the principal of, premium, if any, and interest on, and any other payment due pursuant to, any of the following, whether outstanding on the date the Debentures are issued or incurred by the Company in the future:

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(a)                        all of the Company's indebtedness for money borrowed,
                           including any indebtedness secured by a mortgage or other lien which is (1) given to secure all or part of the purchase price of property subject to the mortgage or lien, whether given to the vendor of that property or to another lender or (2) existing on property at the time the Company acquires it;

(b) all of the Company's indebtedness evidenced by notes, debentures, bonds or other securities sold by the Company for money;

(c) all of the Company's lease obligations which are capitalized on the Company's books in accordance with generally accepted accounting principles;

(d)                        all  indebtedness of others of the kinds described in
                           (a) and (b) above and all lease obligations of others of the kind described in (c) above that the Company, in any manner, assume or guarantee or that the Company in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

(e) all renewals, extensions or refundings of indebtedness of the kinds described in (a), (b) or
                           (d) above and all renewals or extensions of leases of the kinds described in (c) or (d) above;

unless, in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to the Debentures.

         The  Company's  senior  Debt  Securities   issued  under  the  Original
Indenture constitute Senior Indebtedness for purposes of the Debentures.

         Senior Indebtedness does not include:

(a) any indebtedness of the Company or of any Restricted Subsidiary to the Company or another Restricted Subsidiary;

(b) any guarantee by the Company or any Restricted Subsidiary of indebtedness of the Company or another Restricted Subsidiary;

(c) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

(d) letters of credit, performance bonds and similar obligations issued in favor of governmental or franchising authorities as a term of a cable television franchise or other governmental franchise, license, permit or authorization held by the Company or any of its Subsidiaries;


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(e)                        debt securities  issued under the Original  Indenture
                           and designated pursuant to the Original Indenture as subordinated to Senior Indebtedness (including, at the date of this Third Supplemental Indenture, the Company's Exchangeable Subordinated Debentures due
                           2029   (the   "PRIZES"),   and   the   Company's   3%
                           Exchangeable Subordinated Debentures due 2030 (the "Premium PHONES"), each of which rank pari passu with the Debentures).

         "Special Cash Payment" shall have the meaning set forth in Section 212.

         "Sprint Corporation" shall mean Sprint Corporation, a Kansas corporation.

         "Sprint PCS Stock" shall mean the Sprint Corporation PCS common stock-Series 1, par value $1.00 per share.

         "Stated Maturity" shall have the meaning set forth in Section 204(a).

         "Trading Day" shall mean a day on which a Reference Security, the Closing Price of which is being determined, (a) is not suspended from trading or quotation at the close of business on the national or regional securities exchange, the National Market System or over-the-counter market that is the primary market for the trading or quotation of that security and (b) has traded or been quoted at least once on the national or regional securities exchange, the National Market System or over-the-counter market that is the primary market for the trading or quotation of that security; provided that, if such Reference Security is not traded or quoted, then Business Day shall be used in place of Trading Day for such determination.

Section 102.      Section References.

         Each reference to a particular section set forth in this Third Supplemental Indenture shall, unless the context otherwise requires, refer to this Third Supplemental Indenture.

         Section 103.  Conflict with Original Indenture.

         To  the  extent  that  any  of  the  terms  set  forth  in  this  Third
Supplemental Indenture or the certificates representing the Debentures shall conflict with any of the terms of the Original Indenture, the terms of this Third Supplemental Indenture and the certificates representing the Debentures shall be controlling with respect to the Debentures.

                                  ARTICLE TWO

                        TITLE AND TERMS OF THE SECURITIES

Section 201.      Title of the Securities.

         The title of the Securities of the series established hereby is the "Exchangeable Subordinated Discount Debentures due 2020."

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



Section 202.      Amount.

         The aggregate Original Principal Amount at Maturity of the Debentures which may be authenticated and delivered under the Indenture is initially limited to $2,290,755,000 except for Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debentures pursuant to Section 2.07, 2.08, 2.09 or 9.04 of the Original Indenture; provided, however, that the series of Securities established hereby may be reopened, without the consent of the Holders of Outstanding Debentures, for issuance of additional Debentures.

Section 203.      Registered Securities.

         The certificates for the Debentures shall be Registered Securities and shall be in substantially the form attached hereto as Exhibit A, and shall bear the legends as are inscribed thereon.

Section 204. Stated Maturity; Payment at Maturity; Notices; Changes to Adjusted Principal Amount.

(a)      The Stated Maturity shall be April 19, 2020.

(b) The principal amount payable at Stated Maturity of each Debenture shall equal the Adjusted Principal Amount of such Debenture on such date. Upon Stated Maturity, the Adjusted Principal Amount of each Debenture, plus accrued cash interest payable in accordance with Section 205(a) to but excluding the Stated Maturity shall be due and payable.

(c) In calculating the Adjusted Principal Amount as of any date of determination, the Adjusted Principal Amount on such date shall be equal to the Issue Price (i) plus the amount of any previous accrual of Original Issue Discount, to but excluding such date of determination, and (ii) minus the amount of any Special Cash Payment and Cash Reorganization Event Distribution made, to and including such date of determination. In no event shall the Adjusted Principal Amount be less than zero.

(d) At least five Business Days prior to Stated Maturity, the Company shall deliver an Officers' Certificate to the Trustee which: (i) sets forth the amount to be paid in accordance with Section 204(b) at Stated Maturity for each Debenture and for all Debentures then Outstanding, (ii) sets forth a reasonably detailed calculation of such amounts, and (iii) directs the Trustee to adjust its records accordingly and to request the Depositary to adjust its records accordingly. At or prior to 10:00 a.m., New York City time, at Stated Maturity, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 3.03 of the Original Indenture) an amount in cash sufficient to pay, in accordance with Section 204(b), the amount due on all Debentures that are Outstanding at 5:00 p.m., New York City time, on the date of such Stated Maturity.

(e) In the event of an  acceleration  of maturity of the Debentures  pursuant to
Section 6.01 of the Original Indenture (as modified by Section 219 hereof), there shall become immediately due and payable:

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(i)      in the case of an Event of Default specified in Section 6.01(a), (b) or
         (h), an amount equal to the sum of the Adjusted Principal Amount as of the date of such default and accrued but unpaid cash interest to but excluding the date of such default;

(ii) in the case of an Event of Default specified in Section 6.01(c), the greater of (A) the Adjusted Principal Amount as of the date of such default plus accrued and unpaid cash interest to but excluding the date of such default and (B) the Reference Property Value of the Reference Property to be delivered upon exchange as if the Exchange Date were the date of such default;

(iii) in the case of an Event of Default specified in Section 6.01(d) or (e), an amount equal to the sum of the Adjusted Principal Amount as of the date of such declaration and accrued but unpaid cash interest to but excluding the date of such declaration; and

(iv) in the case of an Event of Default specified in Section 6.01(f) or (g), an amount equal to the sum of the Adjusted Principal Amount as of the date of occurrence of such event and accrued but unpaid cash interest to but excluding the date of the occurrence of such event.

Section 205. Cash Interest and Original Issue Discount; Option to Increase Cash Interest Payments.

(a)      Cash Interest.

         The Debentures shall bear interest in cash on each Debenture at the rate of 1.0% of the Issue Price per Debenture per annum so long as the Debentures are Outstanding. Such cash interest shall accrue from April 19, 2000 or from the most recent Interest Payment Date to which interest has been paid or provided for, and shall be payable semiannually on April 19 and October 19 of each year (each, an "Interest Payment Date"), commencing October 19, 2000, to the Persons in whose names the Debentures (or one or more Predecessor
Securities) are registered at the close of business on the Business Day immediately preceding such Interest Payment Date ("Regular Record Date"). Accrual of cash interest payable on each Debenture in accordance with this
Section 205(a) shall be calculated on the basis of a 360-day year composed of twelve 30-day months and shall be calculated without regard to changes in the Adjusted Principal Amount. Cash interest payments may be increased in accordance with Section 205(c) hereof.

(b)      Original Issue Discount.

(i) For any Interest Period (or portion thereof), Original Issue Discount shall accrue on the Adjusted Principal Amount of each Debenture, as determined in accordance with Section 208(b)(iii) and (iv) below, in an amount equal to the excess (if an amount greater than zero) of (A) the amount of interest accrued on such Debenture during such Interest Period (or portion thereof) that represents an annualized yield of 5.0% on the applicable Adjusted Principal Amount of such Debenture over (B) the amount of accrued cash interest for such Interest Period (or portion thereof) payable on each Debenture in accordance with Section 205(a).

(ii) Accrual of Original Issue Discount shall be calculated on the basis of a 360-day year composed of twelve 30-day months and shall commence on the Issue Date, and shall cease to accrue on the earliest of: (A) the date on which such Debenture is no longer Outstanding; (B) the effective date of the Company's election to increase semiannual cash interest payments as provided in Section 205(c) hereof; and (C) the date on which cash interest payable in accordance with Section 205(a) represents an annualized yield of 5.0% or more on the Adjusted Principal Amount of such Debenture for the related Interest Period.

(iii) As of any date of determination, the applicable Adjusted Principal Amount for calculating the amount of Original Issue Discount accruing daily on each Debenture during the related Interest Period (or any portion thereof), so long as no Adjusted Principal Amount Reduction has occurred during such Interest Period, will equal:

(A) for any date of determination occurring during the initial Interest Period, the Issue Price; or

(B) for any date of determination occurring during any subsequent Interest Period, the Adjusted Principal Amount on the Interest Payment Date on which such Interest Period begins.

(iv) As of any date of determination, the applicable Adjusted Principal Amount for calculating the amount of Original Issue Discount accruing daily on each Debenture during the related Interest Period (or any portion thereof) in which an Adjusted Principal Amount Reduction has occurred, will equal:

(A) if such Interest Period (or a portion thereof) is the initial Interest Period, for any date of determination occurring prior to such Adjusted Principal Amount Reduction, the Issue Price;

(B) for any date of determination in any subsequent Interest Period (or a portion thereof) occurring prior to such Adjusted Principal Amount Reduction, the Adjusted Principal Amount on the Interest Payment Date on which such Interest Period begins; and

(C) for any date of determination in the initial or any subsequent Interest Period (or a portion thereof) occurring on or after such Adjusted Principal Amount Reduction, the Adjusted Principal Amount on the date of such Adjusted Principal Amount Reduction, after giving effect to such Adjusted Principal Amount Reduction.

(c)      Option to Increase Cash Interest Payments.

(i) Increase in Semiannual Cash Interest. On and after April 19, 2005, the Company may elect, by delivery to the Trustee of a written notice on a date that is no less than 20 calendar days prior to the effective date of such election (the effective date of such election, the "Interest Increase Date"), which Interest Increase Date shall be an

Interest Payment Date, to pay cash interest in lieu of future accrual of Original Issue Discount in accordance with Section 205(b). Such cash interest shall accrue at a rate per annum on the Adjusted Principal Amount per Debenture (initially, the Adjusted Principal Amount on the Interest Increase Date) equal to an amount representing an annualized yield of 5.0% on such Adjusted Principal Amount. Such cash interest shall accrue from the Interest Increase Date or from the most recent Interest Payment Date thereafter to which interest has been paid or duly provided for and shall be payable semiannually on each Interest Payment Date after such Interest Increase Date to Holders of record at the Regular Record Date immediately preceding such Interest Payment Date. In the event the Company exercises such option, interest will be computed on the basis of a 360-day year composed of twelve 30-day months, commencing on the Interest Increase Date.

(ii) Interest Accrual to Cease. The Company's election to increase semiannual cash interest payments in accordance with this Section 205(c) shall be irrevocable. In the event the Company elects to exercise such option, future accrual of Original Issue Discount shall cease on and after the Interest Increase Date.

(iii) Adjustments to Accrual. In the event of an Adjusted Principal Amount Reduction occurring after the Interest Increase Date, the applicable Adjusted Principal Amount for calculating cash interest payable in accordance with this Section 205(c) shall be determined in the manner described in Section 205(b)(iv); provided, however, that cash interest shall not be reduced at any time to an amount less than 1.0% of the Issue Price per Debenture per annum so long as such Debenture is Outstanding.

(iv) Notice. Not less than 20 calendar days prior to the Interest Increase Date, the Company shall deliver notice to the Trustee in the manner provided for in the Original Indenture and provide such notice through the Trustee to DTC for dissemination through the DTC broadcast facility in the Company's name and at the Company's expense, as to the Company's election to pay such cash interest in accordance with this Section 208(c). Such notice shall specify:

(A)      the interest rate per annum on the Debentures;

(B)      the Interest Payment Dates;

(C)      the related Regular Record Dates; and

(D) the Adjusted Principal Amount of each Debenture as of the Interest Increase Date.

(d)      Default Interest

                  If (i) any accrued cash interest payable on each Debenture in accordance with Section 205(a) or (c) or (ii) the Adjusted Principal
         Amount of any Debenture or any portion of such Adjusted Principal Amount on any Debenture, is not paid when due (whether upon acceleration pursuant to Section 6.01 of the Original Indenture, upon any date set for payment of the Redemption Price pursuant to Section 207, upon any date set for payment of the Purchase Price pursuant to
         Section 208, upon the date set for payment of the applicable Adjusted Principal Amount plus accrued cash interest payable upon Stated Maturity or if the Reference Property (and cash in lieu of fractional shares or units) or cash in lieu thereof in respect of any exchange is not delivered or paid when due), then in each such case, the overdue amount shall bear interest at the rate of 5.0% per annum, which interest shall accrue from the date such overdue amount was due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable upon demand.

Section 206.      Registration of Transfer and Exchange.

         The Debentures may be surrendered for registration of transfer or exchange at the office or agency of the Company maintained for such purposes in The City of New York, from time to time, and the Company hereby appoints the Trustee, acting through its principal corporate trust office in The City of New York designated from time to time for such purpose, as its agent for the foregoing purposes; provided, however, that, (subject to Section 4.02 of the Original Indenture) the Company may at any time remove the Trustee as its office or agency in The City of New York designated for the foregoing purposes and may from time to time designate one or more other offices or agencies for the foregoing purposes and may from time to time rescind such designations.

Section 207.      Redemption of the Debentures.

(a) Optional Redemption. No sinking fund is provided for the Debentures. The Debentures will be redeemable for cash at the option of the Company, in whole or in part at any time or from time to time after April 19, 2005, on at least 20 calendar days (but not more than 60 calendar days) prior notice to Holders of the Debentures at a price per Debenture equal to the Adjusted Principal Amount as of the date of redemption specified in such notice (the "Redemption Date") plus accrued and unpaid cash interest to but excluding such Redemption Date (the "Redemption Price"). Upon not less than 20 calendar days (but not more than 60 calendar days) prior to any Redemption Date, the Company shall deliver notice to the Trustee in the manner provided for in the Original Indenture and provide such notice through the Trustee to DTC for dissemination through the DTC broadcast facility in the Company's name and at the Company's expense, as to the Company's election to redeem the Debentures in whole or in part. Such notice shall specify:

(i)      the related Redemption Date;

(ii)     the related Redemption Price;

(iii) the consideration to be delivered upon any exchange of Debentures occurring between the date of such notice and the related Redemption Date;

(iv)     the CUSIP number of any Debentures subject to redemption; and

(v) such other applicable information specified in Section 3.03 of the Original Indenture.

(b) Interest Accrual to Cease. Once notice of redemption has been given and funds are irrevocably deposited with the Trustee, cash interest and, if applicable, Original Issue Discount, on the Debentures will cease to accrue on and after the Redemption Date and all rights of the Holders of the Debentures called for redemption will cease, except for the right of Holders to receive the Redemption Price (but without interest on such Redemption Price).

(c) Notices. In case of any redemption, the Company shall deliver an Officers' Certificate to the Trustee not less than five Business Days prior to the Redemption Date which sets forth (i) the Redemption Price to be paid for each Debenture called for redemption on such Redemption Date and (ii) the aggregate amount payable for all Debentures called for redemption on such Redemption Date. Such notice shall be accompanied by an additional Officers' Certificate and an Opinion of Counsel to the effect that such redemption will comply with the conditions set forth in the Original Indenture and this Third Supplemental Indenture.

Section 208.      Purchase of the Debentures at Option of Holder.

(a) The  Debentures  shall be purchased by the Company in  accordance  with this
Section 208 at a price equal to the Adjusted Principal Amount per Debenture as of any Purchase Date, plus any accrued and unpaid cash interest thereon to but excluding such Purchase Date (the "Purchase Price"), at the option of the Holder thereof, upon:

(i) delivery to the Trustee by the Holder of a written notice of purchase (a "Purchase Notice") at any time from the opening of business on the date that is 20 Business Days prior to a Purchase Date until the close of business on such Purchase Date stating:

(A) the CUSIP number and certificate number(s) of the Debenture(s) that the Holder will deliver to be purchased;

(B) the portion of the aggregate Original Principal Amount at Maturity of the Debentures which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof;

(C) that such Debentures shall be purchased on the Purchase Date pursuant to the terms and conditions specified in this Third Supplemental Indenture and in the Debentures; and

(D) if the Company elects pursuant to Section 208(b) to pay the Purchase Price on such Purchase Date, in whole or in part, in Reference Property, but such portion of the Purchase Price to be paid in Reference Property is ultimately to be paid in cash because any condition in Section 210(a) is not satisfied, such Holder elects (1) to withdraw such Purchase Notice as to some or all of the Debentures to which it relates (stating the aggregate Original Principal Amount at Maturity and certificate numbers of the Debentures as to which such withdrawal shall relate) or (2) to receive cash in respect of the Purchase Price for all Debentures subject to such Purchase Notice; and

(ii) delivery of such Debentures prior to, on or after the Purchase Date (together with all necessary endorsements) to the Paying Agent at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 208 only if the Debentures so delivered conform in all respects to the description thereof in the related Purchase Notice.

         If a Holder, in such Holder's Purchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 208(g), fails to indicate such Holder's choice with respect to the election set forth in clause (D) of Section 208(a)(i) above, such Holder shall be deemed to have elected to receive cash in respect of the Purchase Price otherwise payable in Reference Property.

         The Company shall  purchase from the Holder  thereof,  pursuant to this
Section 208, a portion of a Debenture if the Original Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. Provisions of the Original Indenture and this Third Supplemental Indenture that apply to the purchase of all of a Debenture also apply to the purchase of such portion of such Debenture.

         Notwithstanding anything herein to the contrary, any Holder delivering to the Trustee the Purchase Notice contemplated by this Section 208(a) shall have the right to withdraw at any time prior to the close of business on the Purchase Date such Purchase Notice by delivery of a written notice of withdrawal to the Trustee in accordance with Section 208(g).

         The Trustee shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

(b) Company's Right to Elect Manner of Payment of Purchase Price. The Debentures to be purchased pursuant to Section 208(a) may be paid for, at the election of the Company, in cash or Reference Property, or in any combination of cash and Reference Property, subject to the conditions set forth in this Section 208. The Company shall designate, in the Company Notice, whether the Company will purchase the Debentures for cash or Reference Property, and, if a combination thereof, the percentages of the Purchase Price of Debentures in respect of which it will pay in cash or Reference Property; provided that the Company will pay cash for fractional units or interests of Reference Property. For purposes of determining the existence of potential fractional units or interests, all Debentures subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Debentures are purchased pursuant to this Section 208 shall receive the same percentage of cash or Reference Property in payment of the Purchase Price for such Debentures, except (i) as provided in Section 208(d) with regard to the payment of cash in lieu of fractional units or interests of Reference Property and (ii) in the event that the Company is unable to purchase the Debentures of a Holder or Holders for Reference Property because any condition in Section 210(a) is not satisfied, the Company shall purchase the Debentures of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given notice thereof to Holders except pursuant to Section 208(d).

         At least five Business Days before the Company Notice Date (as defined below), the Company shall deliver an Officers' Certificate to the Trustee specifying:

(i)      the manner of payment selected by the Company;

(ii)     the information required by Section 208(e);

(iii) that the conditions to such manner of payment set forth in Section 210 (a) have or will be complied with; and

(iv)  whether  the Company  desires  the Trustee to give the notice  required by
Section 208(e).

(c) Purchase with Cash. On the Purchase Date, at the option of the Company, the Original Principal Amount at Maturity of the Debentures in respect of which a Purchase Notice pursuant to Section 208(a) has been given, or a specified percentage thereof, may be purchased by the Company with cash equal to the aggregate Purchase Price of such Debentures.

(d) Payment by Reference Property. On each Purchase Date, at the option of the Company, the Original Principal Amount at Maturity of the Debentures in respect of which a Purchase Notice pursuant to Section 208(a) has been given, or a specified percentage thereof, may be purchased by the Company by the delivery of a fraction of the Reference Property then attributable to the Debentures equal to the quotient obtained by dividing (i) the amount of cash to which the Holders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Purchase Price of such Debentures in cash by (ii) the Reference Property Value of such Reference Property, subject to the next succeeding paragraph.

         The Company will not issue fractional units or interests of Reference Property in payment of the Purchase Price. Instead the Company will pay cash in an amount equal to the Reference Property Value of any such fractional units or interests. The Reference Property Value of a fraction of such units or interests shall be determined by multiplying the Reference Property Value for purposes of
Section 208(d)(ii) by such fraction and rounding the product to the nearest whole cent, with one-half cent being rounded upward. It is understood that if a Holder elects to have more than one Debenture purchased, the Reference Property to be delivered shall be based on the aggregate Original Principal Amount at Maturity of Debentures to be purchased. Upon a payment by Reference Property pursuant to the terms hereof, that portion of accrued Original Issue Discount attributable to the period from the Issue Date to the Purchase Date with respect to any purchased Debenture shall not be cancelled, extinguished or forfeited but rather shall be deemed paid in full to the Holder through the delivery of the Reference Property in exchange for the Debenture being purchased pursuant to the terms hereof, and the Reference Property Value of such Reference Property (together with any cash payments in lieu of fractional units or interests of Reference Property) shall be treated as issued, to the extent thereof, first in exchange for the Original Issue Discount accrued through the Purchase Date, and the balance, if any, of the Reference Property Value of such Reference Property shall be treated as issued in exchange for the Issue Price of the Debenture being purchased pursuant to the provisions hereof.

(e) Notice of Election. The Company shall deliver notices of its election (the "Company Notice") to purchase with cash or Reference Property or any combination thereof to the Holders (and to beneficial owners as required by applicable law). The Company shall deliver notice to the Trustee in the manner provided for in the Original Indenture and provide such notice through the Trustee to DTC for dissemination through the DTC broadcast facility in the Company's name and at the Company's expense; provided, however, that in all cases the text of such notice shall be prepared by the Company.

         The Company Notice shall be sent to Holders (and to beneficial owners as required by applicable law) on a date not less than 20 Business Days prior to the Purchase Date (such date not less than 20 Business Days prior to the Purchase Date being herein referred to as the "Company Notice Date"). Such notices shall state the manner of payment elected and shall contain the following information:

(i) In the event the Company has elected to pay the Purchase Price (or any specified percentage thereof) with Reference Property, the notice shall state that each Holder will receive Reference Property with a Reference Property Value determined as of a specified date prior to the Purchase Date equal to such specified percentage of the Purchase Price of the Debentures held by such Holder (except for any cash amount to be paid in lieu of fractional units or interests);

(ii) In any case, each notice shall include a form of Purchase Notice to be completed by the Holder and shall state:

(A)      the Purchase Price;

(B)      the name and address of the Trustee and the Paying Agent;

(C) that Debentures as to which a Purchase Notice has been given may be exchanged into Reference Property at any time prior to the close of business on the applicable Purchase Date only if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Third Supplemental Indenture;

(D) that the Debentures must be surrendered to the Paying Agent to collect payment;

(E) that the Purchase Price for any Debenture as to which a Purchase Notice has been given and not withdrawn will be paid no later than the tenth Business Day immediately succeeding the Purchase Date;

(F) the procedures the Holder must follow to exercise rights under this Section 208 and a brief description of those rights;

(G) briefly, the exchange rights of the Holders of the Debentures and that Holders who want to exchange Debentures must satisfy the requirements set forth in Section 209 hereof; and

(H) the procedures for withdrawing a Purchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of Section 208(a)(i)(D)).

          Upon determination of the Reference Property, if applicable, to be delivered in respect of the Purchase Price for each $1,000 Original Principal Amount at Maturity of Debentures, the Company will publish notice of such determination and the related Reference Property Value in The Wall Street Journal or another daily newspaper of national circulation.

(f) Procedure Upon Purchase. The Company shall deposit cash (in respect of a cash purchase under Section 208(c) or for fractional units or interests, as applicable) or Reference Property, or any combination thereof, as applicable, with the Trustee or Paying Agent prior to 12:00 p.m., New York City time, on the fifth Business Day following the Purchase Date, sufficient to pay the aggregate Purchase Price of all Debentures to be purchased pursuant to this Section 208. As soon as practicable after the later of the Purchase Date and the date such Debentures are surrendered to the Paying Agent, the Company shall deliver to each Holder entitled to receive Reference Property through the Paying Agent such Reference Property and cash in lieu of any fractional units or interests.

(g) Payment of Purchase Price; Withdrawal of Purchase Notice. Upon receipt by the Paying Agent of the Purchase Notice, the Holder of the Debentures in respect of which such Purchase Notice was given shall (unless such Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price with respect to such Debentures. Such Purchase Price shall be paid to such Holder no later than the tenth Business Day following the Purchase Date with respect to such Debenture (provided the conditions in Section 210(a), have been satisfied). If the Paying Agent holds cash or Reference Property sufficient to pay the Purchase Price of such Debentures, plus accrued cash interest, if any, on the tenth Business Day immediately succeeding the Purchase Date, such Debentures will cease to be Outstanding and cash interest and Original Issue Discount will cease to accrue and will be deemed paid, whether or not such Debentures are delivered to the Paying Agent, and all other rights of the related Holders shall terminate (other than the right to receive the Purchase Price, plus accrued cash interest, if any, upon delivery of such Debentures). Debentures in respect of which a Purchase Notice has been given by the Holder thereof may not be exchanged into Reference Property on or after the date of the delivery of such Purchase Notice unless such Purchase Notice has first been validly withdrawn as specified in the following two paragraphs.

         A Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time on or prior to the Purchase Date specifying:

(i) the CUSIP number and the certificate number(s) of the Debenture(s) in respect of which such notice of withdrawal is being submitted;

(ii) the aggregate Original Principal Amount at Maturity of the Debentures with respect to which such notice of withdrawal is being submitted; and

(iii) the aggregate Original Principal Amount at Maturity, if any, of such Debentures which remain subject to the original Purchase Notice and which has been or will be delivered for purchase by the Company.

         A written notice of withdrawal of a Purchase Notice may be in the form set forth in the preceding paragraph or may be in the form of (i) a conditional withdrawal contained in a Purchase Notice pursuant to the terms of Section 208(a)(i)(D) or (ii) a conditional withdrawal containing the information set forth in Section 208(a)(i)(D) and the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

         There shall be no purchase of any Securities pursuant to this Section 208 (other than through the issuance of Reference Property in payment of the Purchase Price, including cash in lieu of fractional units or interests of Reference Property) if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Debentures, of the required Purchase Notice) and is continuing an Event of Default (other than a default in the payment of the Purchase Price with respect to such Debentures). The Paying Agent will promptly return to the respective Holders thereof any Debentures (x) with respect to which a Purchase Notice has been withdrawn in compliance with this Indenture or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price with respect to such Debentures) in which case, upon such return, the Purchase Notice with respect thereto shall be deemed to have been withdrawn.

(h) Covenant to comply with Securities Laws upon Purchase of Debentures. In connection with any offer to purchase or purchase of Debentures under this
Section 208, the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 under the Exchange Act, if applicable, (ii) file the related Schedule 13E-4 (or any successor schedule, form or report) under the Exchange Act, if applicable, and
(iii) otherwise comply with all Federal and state securities laws regulating the offer and delivery of Reference Securities upon purchase of the Debentures (including positions of the United States Securities and Exchange Commission under applicable no-action letters) so as to permit the rights and obligations under this Section 208 to be exercised in the time and in the manner specified herein.

(i) Repayment to the Company. The Trustee and the Paying Agent shall return to the Company, upon written request, any cash or Reference Property, together with interest on such cash as hereinafter provided and dividends and distributions on such Reference Property, if any, held by them for the payment of a Purchase Price of the Debentures that remain unclaimed as provided in the Original Indenture; provided, however, that to the extent that the aggregate amount of cash or Reference Property deposited by the Company in respect of any such Purchase Price exceeds the aggregate Purchase Price of the Debentures or portions thereof to be purchased, then promptly after the Business Day following the payment of such Purchase Price to the applicable Holders, the Trustee shall return any such excess to the Company together with interest as hereinafter provided or dividends, if any, thereon. Any cash deposited with the Trustee or with the Paying Agent pursuant to this Section 208 hereof, shall be invested by the Trustee or Paying Agent, as applicable, in short term obligations of, or fully guaranteed by, the United States of America, or commercial paper rated A-1 or better by Standard and Poor's Corporation or P-1 or better by Moody's Investors Service, Inc. as specifically directed in writing by the Company. If the Company fails to so direct Trustee in writing, Trustee may invest any cash deposited with it in money market funds (including funds of the Trustee and its affiliates for which they may receive compensation). Interest earned on such investments shall be repaid to the Company pursuant to this Section 208(i). Except as provided for in this Section 208(i), the Trustee shall be under no liability for interest on any money received by it pursuant hereto.

Section 209.      Exchange of the Debentures.

(a) As specified below, each Debenture will be exchangeable at the option of the Holder at any time (except as otherwise provided in subsection (f) below) for the Reference Property attributable to that Debenture.

(b) The Company shall pay 100% of the Reference Property attributable to each Debenture, only in cash, for all exchanges made prior to the Reference Shares Eligibility Date. On and after the Reference Shares Eligibility Date, the Company may, at its option, (i) pay 100% of the Reference Property Value of the Reference Property attributable to each Debenture in cash, (ii) deliver the Reference Property attributable to such Debenture or (iii) deliver a combination of Reference Property and cash. Such payment or delivery will be made as promptly as practicable, but in any event within ten Business Days after the relevant Exchange Date. The Company shall notify the Exchange Agent of its election to pay cash or deliver Reference Property, or a combination of the foregoing, by no later than 9:30 a.m., New York City time, on the Trading Day immediately succeeding the applicable Exchange Date. The Exchange Agent shall notify an exchanging Holder of the Company's election under this Section 209(b) prior to 10:00 a.m., New York City time, on the second Trading Day immediately succeeding the applicable Exchange Date.

(c) To exchange a Debenture a Holder must (i) in the case of a Debenture held through the Depositary, surrender such Debenture for exchange through book-entry transfer into the account of the Exchange Agent, transmit an agent's message requesting such exchange and comply with such other procedures of the Depositary as may be applicable in the case of an exchange and (ii) in the case of a Debenture held in certificated form, (A) complete and manually sign the Notice of Exchange attached to the Debenture (or complete and sign a facsimile of the Notice of Exchange) and deliver such Notice of Exchange to the Exchange Agent,
(B) surrender the Debenture to the Exchange Agent, (C) furnish appropriate endorsements and transfer documents, if required by the Exchange Agent, the Company or the Trustee and (D) pay any transfer or similar tax, if required. An exchange shall be deemed to have been effected at 5:00 p.m., New York City time, on the Exchange Date. The delivery of a Notice of Exchange or, in the case of book-entry, an agent's message requesting exchange, shall be irrevocable. A Holder may exchange a portion of its Debentures only if the portion is $1,000 Original Principal Amount at Maturity or an integral multiple thereof. Following the Exchange Date for an exchange of Debentures, the accrual of cash interest and Original Issue Discount shall cease and all rights of the Holder with respect to such Debentures shall cease, except for the right of such Holder to receive the consideration specified in Section 209(b) (but without interest thereon).

(d) As soon as practicable on each Trading Day following receipt by the Exchange Agent of notification from DTC that DTC has received an agent's message from a DTC participant electing to exercise its exchange option with respect to its Debentures, and delivery of such Debentures into the Exchange Agent's DTC participant account, or following receipt of a complete manually signed Notice of Exchange and receipt of certificated Debentures from a Holder, the Exchange Agent shall notify the Company of the aggregate Original Principal Amount at Maturity of Debentures which has been tendered. When the Reference Property Value has been determined, the Company shall deliver an Officers' Certificate to the Trustee setting forth the exact amount to be paid or the amount of Reference Property to be delivered to the tendering Holder and shall deposit such amount with the Exchange Agent. Upon receipt of such payment or delivery from the Company, the Exchange Agent shall pay DTC as soon as practicable or, in the cases of Debentures that are held in certificated form, as directed in writing by the tendering Holder.

(e) On exchange of a Debenture, that portion of accrued and unpaid cash interest and Original Issue Discount attributable to the period from the Issue Date (or, in the case of cash interest, the date on which interest was last paid or duly provided for) to the Exchange Date with respect to the exchanged Debenture shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Reference Property in exchange for the Debenture being exchanged pursuant to the terms hereof, and the Reference Property (together with any cash payment in lieu of any fractional units or interests of such Reference Property) shall be treated as a repayment, to the extent thereof, first in exchange for the cash interest and Original Issue Discount accrued through the Exchange Date, and the balance, if any, of such Reference Property (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Debenture being exchanged pursuant to the provisions hereof.

(f) The right to exchange Debentures pursuant to this Section 209 shall terminate at 5:00 p.m., New York City time: (i) in the case of Stated Maturity, on the Trading Day immediately preceding Stated Maturity; (ii) in the case of an optional redemption in accordance with Section 207, at the close of business on the Redemption Date, provided, that any such termination shall only apply to Debentures that have been called for redemption; and (iii) in the case of purchase by Company in accordance with Section 208, at the close of business on the related Purchase Date, provided, that any such termination shall only apply to Debentures that have been tendered for purchase as of such Purchase Date and not withdrawn.

(g) If more than $5,000,000 aggregate Original Principal Amount at Maturity of Debentures are tendered for exchange on any given date, the Company shall give notice of such event to the Trustee and the Trustee shall give notice thereof to DTC for dissemination through the DTC broadcast facility in the Company's name and at the Company's expense.

Section 210.      Distributions of Reference Securities.

(a) The Company's right to deliver Reference Securities shall be conditioned upon:

(i) the registration of the Reference Securities to be delivered under the Securities Act and the Securities Exchange Act, in each case, if required; and

(ii)     any necessary  qualification  or registration  under  applicable  state
         securities  laws  or  the   availability  of  an  exemption  from  such
         qualification and registration.

If such conditions are not satisfied prior to or on any date of payment and the Company elected to satisfy its obligations under the Debentures through the delivery of Reference Securities in respect of any Reference Property, the Company shall pay, without further notice, the applicable amount due in cash.

(b) The Company will not issue a fractional units or interests of Reference Property upon exchange or purchase by the Company of a Debenture. Instead, the Company will deliver cash for the Reference Property Value of such fractional unit or interest.

(c) The Company will pay any and all documentary, stamp, transfer or similar taxes that may be payable in respect of the transfer and delivery of Reference Securities or any securities delivered in connection with the delivery of Reference Property pursuant hereto; provided, however, that the Company shall not be required to pay any such tax which may be payable in respect of any transfer involved in delivery of such property to a name other than that in which the Debentures were registered, and no such transfer or delivery shall be made unless and until the Person requesting such transfer has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

(d) The Company hereby warrants that upon delivery of any Reference Securities or any securities delivered in connection with the delivery of Reference Property pursuant hereto, the Holder of a Debenture shall receive all rights held by the Company in the Reference Securities or securities to be delivered, free and clear of any and all liens, claims, charges and encumbrances, other than any liens, claims, charges and encumbrances which may have been placed thereon by the prior owner thereof prior to the time acquired by the Company. In addition, the Company further warrants that any Reference Securities or securities to be delivered hereunder shall be free of any transfer restrictions under federal or state securities laws (other than such as are attributable to any Holder's status as an affiliate of the issuer of such Reference Securities or securities).

Section 211.      Adjustment of Reference Property.

(a) Adjustment for Subdivisions, Splits, Combinations or Reclassifications. If an issuer of a Reference Security shall:

(i) subdivide or split the outstanding units of such Reference Security into a greater number of units;

(ii) combine the outstanding units of such Reference Security into a smaller number of units; or

(iii) issue by reclassification of units of such Reference Security any units of another security of such issuer;

then, in any such event, the Reference Property shall be adjusted to add or substitute the number of units of such Reference Security and/or other security of such issuer which a holder of units of such Reference Security would have owned or been entitled to receive immediately following any event described above had such holder held, immediately prior to such event, the number of units of such Reference Security constituting part of the Reference Property immediately prior to such event. Each such adjustment shall become effective immediately after the effective date for such subdivision, split, combination or reclassification, as the case may be. Each such adjustment shall be made successively.

(b) Adjustment for Issuance of Certain Rights or Warrants. If an issuer of a Reference Security shall issue rights or warrants to all holders of such Reference Security entitling them, for a period expiring prior to the fifteenth calendar day following the Stated Maturity, to subscribe for or purchase any of its securities or other property (other than rights to purchase units of such Reference Security pursuant to a plan for the reinvestment of dividends or interest), then in each such case, the Reference Property shall be adjusted to include an amount in cash equal to the fair market value (determined as described below), as of the fifth Business Day (except as provided below) following the date on which such rights or warrants are received by securityholders entitled thereto (the "Receipt Date"), of each such right or warrant multiplied by the product of (A) the number of such rights or warrants issued for each unit of such Reference Security and (B) the number of units of such Reference Security constituting part of the Reference Property on the date of issuance of such rights or warrants, immediately prior to such issuance, without interest thereon. For purposes of this subsection (b), the fair market value of each such right or warrant shall be determined by the Company and shall be the quotient of (x) the highest net bid, as of approximately 10:00 A.M., New York City time, on the fifth Business Day following the Receipt Date (for settlement three Business Days later), by a recognized securities dealer in The City of New York selected by or on behalf of the Company (from three (or such fewer number of dealers as may be providing such bids) such recognized dealers selected by or on behalf of the Company), for the purchase by such quoting dealer of the number of rights or warrants (the "Aggregate Number") that a holder of such Reference Security would receive if such holder held, as of the record date for determination of stockholders entitled to receive such rights or warrants, a number of units of such Reference Security equal to the product of
(1) the aggregate number of Debentures then Outstanding as of such record date and (2) the number of units of such Reference Security constituting part of the Reference Property, divided by (y) the Aggregate Number. Each such adjustment shall become effective on the fifth Business Day following the Receipt Date of such rights or warrants. If for any reason the Company is unable to obtain the required bid on the fifth Business Day following the Receipt Date, it shall attempt to obtain such bid at successive intervals of three months thereafter and on the third Trading Day prior to the Exchange Date until it is able to obtain the required bid. From the date of issuance of such rights or warrants until the required bid is obtained, the Reference Property shall include the number of such rights or warrants issued for each unit of such Reference Security multiplied by the number of units of such Reference Security constituting part of the Reference Property on the date of issuance of such rights or warrants, immediately prior to such issuance, and such rights or warrants constituting part of the Reference Property shall be deemed for purposes of the definition of Reference Property Value and this Section 211 to have a fair market value of zero.

(c) Adjustment for Distributions. If an issuer of a Reference Security shall pay a dividend or make a distribution to all holders of such Reference Security of cash, securities or other property (excluding any cash dividend on any Reference Security consisting of capital stock that does not constitute an Extraordinary Cash Dividend, excluding any payment of interest on any Reference Security consisting of an evidence of indebtedness and excluding any dividend or distribution described in subsection
(a) or (b) above) or shall issue to all holders of such Reference Security rights or warrants to subscribe for or purchase any of its securities or other property (excluding any rights or warrants referred to in subsection (b) above) (any of the foregoing being referred to herein as "Distributed Assets"), then in each such case, the Reference Property shall be adjusted to include, from and after such dividend, distribution or issuance, (x) in respect of that portion, if any, of the Distributed Assets consisting of cash, the amount of such Distributed Assets consisting of cash received for each unit of such Reference Security multiplied by the number of units of such Reference Security constituting part of the Reference Property on the date of such dividend, distribution or issuance, immediately prior to such dividend, distribution or issuance, without interest thereon, plus (y) in respect of that portion, if any, of the Distributed Assets which are other than cash, the number or amount of each type of Distributed Assets other than cash received with respect to each unit of such Reference Security multiplied by the number of units of such Reference Security constituting part of the Reference Property on the date of such dividend, distribution or issuance, immediately prior to such dividend, distribution or issuance.

(d) Adjustment for Consolidation, Merger or Other Reorganization Event. In the event of (i) any consolidation or merger of a Reference Company with or into another entity (other than a merger or consolidation in which such issuer is the continuing corporation and in which the Reference Security outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of such Reference Company or another entity), (ii) any statutory exchange of securities of a Reference Company with another entity (other than in connection with a merger or acquisition) or (iii) any liquidation, dissolution, winding up or bankruptcy of a Reference Company (excluding any distribution in such event referred to in subsection (c) above) (any such event described in clause (i), (ii) or (iii), a "Reorganization Event"), the Reference Property shall be adjusted to include, from and after the effective date for such Reorganization Event, in lieu of the number of units of such Reference Security constituting part of the Reference Property immediately prior to the effective date for such Reorganization Event, the amount or number of any cash, securities and/or other property owned or received in such Reorganization Event with respect to each unit of such Reference Security multiplied by the number of units of such Reference Security constituting part of the Reference Property immediately prior to the effective date for such Reorganization Event.

         For purposes of this Section 211(d), (i) a conversion or redemption by Sprint Corporation of all shares of Sprint PCS Stock pursuant to Article Sixth,
Section 7.1 of its Articles of Incorporation shall be deemed a consolidation or merger and (ii) a redemption by Sprint Corporation pursuant to Article Sixth,
Section 7.2 of its Articles of Incorporation of all of the outstanding shares of Sprint PCS Stock in exchange for common stock of one or more wholly-owned subsidiaries that collectively hold all of the assets and liabilities attributed to its PCS Group shall be deemed a statutory exchange of shares of Sprint PCS Stock for shares of common stock of the relevant subsidiary or subsidiaries; provided, however, that if there is an election given to holders of Sprint PCS Stock in connection with any such conversion or redemption, the transaction shall be deemed a Reference Share Offer.

(e) Adjustment for Reference Share Offers. In the event of a Reference Share Offer with respect to the Reference Property is made, the Reference Property shall be adjusted by the Reference Share Offer Adjustment.

(f) Adjustment for Cash Reorganization Event Distributions. In the event of a Cash Reorganization Event, the Reference Property attributable to each Debenture shall be reduced by the amount of the related Cash Reorganization Event Distribution to be paid in respect of each Debenture effective on the date such Cash Reorganization Event Distribution is made.

Section 212.      Special Cash Payments.

(a) At any time, the Company may elect on any Interest Payment Date, upon not less than 20 calendar days prior written notice in the manner provided below, to make one or more payments in cash ("Special Cash Payments"), pro rata to Holders of record on the fifteenth day (whether or not a Business Day) immediately preceding the effective date of an election (which effective date shall be such payment date), of all or part of the Adjusted Principal Amount of the Debentures as of the date immediately preceding the effective date of such election. Any such election shall be irrevocable.

(b) Any Special Cash Payment made with respect to the Debentures shall not constitute a redemption of the Debentures, in whole or in part, but shall represent payment of accrued Original Issue Discount and, to the extent any Special Cash Payment amount exceeds the amount of accrued Original Issue Discount on the Debentures, such amount shall represent a repayment of the Issue Price in whole or in part.

(c) Any Special Cash Payment made with respect to the Debentures shall not impair a Holder's rights to exchange such Holder's Debenture pursuant to Section 209 hereof nor shall any Special Cash Payment adjust the Reference Property attributable to the Debentures.

(d) Not less than 20 calendar days prior to the date of any Special Cash Payment, the Company shall deliver notice to the Trustee in the manner provided for in the Original Indenture and provide such notice through the Trustee to DTC for dissemination through the DTC broadcast facility in the Company's name and at the Company's expense, as to the Company's election to make such Special Cash Payment. Such notice shall specify:

(i)      the amount of the related Special Cash Payment;

(ii)     the related payment date (which must be a Business Day);

(iii)    the related record date; and

(iv) the Adjusted Principal Amount of each Debenture as of the effective date of the election, after giving effect to the Adjusted Principal Amount Reduction as a result of the application of such Special Cash Payment.

(e) The Company shall deposit cash in respect of any such Special Cash Payment with the Trustee or Paying Agent prior to 12:00 p.m., New York City time, on the Business Day immediately preceding the Interest Payment Date on which Special Cash Payment will be made.

Section 213.      Cash Reorganization Event Distributions.

(a) As soon as  practicable,  and in any event not later than 20 Business  Days, following  the  date  of  any  Cash  Reorganization  Event,  the  Company  shall distribute all of the Reference Property consisting of cash (a "Cash Reorganization Event Distribution") to Holders of the Debentures. Any distribution pursuant to this Section 213 shall be made by the Company to Holders of Debentures as of a special record date which shall be the tenth Business Day prior to the date of payment of such Cash Reorganization Event Distribution, and shall be distributed pro rata to such Holders on the tenth Business Day following such special record date, without interest thereon.

(b) Any Cash Reorganization Event Distribution made with respect to the Debentures shall not constitute a redemption of the Debentures, in whole or in part, but shall represent payment of accrued Original Issue Discount and, to the extent the amount of any Cash Reorganization Event Distribution exceeds the amount of accrued Original Issue Discount on the Debentures, such amount shall represent a repayment of the Issue Price in whole or in part.

(c) Prior to the date of such Cash Reorganization Event to the extent practicable, and in any event not later than five Business Days thereafter, the Company shall deliver notice to the Trustee in the manner provided for in the Original Indenture and provide such notice through the Trustee to DTC for dissemination through the DTC broadcast facility in the Company's name and at the Company's expense, as to the related Cash Reorganization Event Distribution. Such notice shall specify:

(i) the description of such cash reorganization event and, briefly, the events causing such Cash Reorganization Event;

(ii)     the amount of the related Cash Reorganization Event Distribution;

(iii) a brief description of the remaining Reference Property and the Adjusted Principal Amount of the Debentures after giving effect to the reduction caused by application of such Cash Reorganization Event Distribution;

(iv)     the related payment date; and

(v)      the related record date.

(d) The Company shall deposit cash in respect of any such Cash Reorganization Event Distribution with the Trustee or Paying Agent prior to 12:00 p.m., New York City time, on the Business Day immediately preceding the date of payment of such Cash Reorganization Event Distribution.

Section 214.      Denominations.

         The Debentures shall be issued in denominations of $1,000 Original Principal Amount at Maturity and integral multiples thereof.

Section 215.      Applicability of Certain Original Indenture Provisions.

(a) Sections 11.01, 11.02 and 11.03 of the Original Indenture, relating to defeasance and covenant defeasance, shall not be applicable to the Debentures.

(b) Sections 4.08 and 4.09 of the Original Indenture shall not be applicable to the Debentures.

Section 216.      Security Registrar, Paying Agent and Exchange Agent.

         The Trustee shall be the initial Paying Agent, initial Exchange Agent and initial transfer agent for the Debentures (subject to the Company's right (subject to Section 4.02 of the Original Indenture) to remove the Trustee as such Paying Agent, Exchange Agent and/or transfer agent and, from time to time, to designate one or more co-registrars and one or more other Paying Agents, Exchange Agents and transfer agents and to rescind from time to time any such designations), and The City of New York is designated as a Place of Payment for the Debentures. The rights, privileges, protections, immunities and benefits given to the Trustee under the Original Indenture, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

Section 217.      Global Debentures.

(a) The Debentures shall be issued in the form of one or more temporary or global Debentures. The initial Depositary for the global Debentures shall be DTC, and the depositary arrangements shall be those employed by whoever shall be the Depositary with respect to the Debentures from time to time.

(b) The Debentures shall be issued in the form of permanent global Debentures in definitive fully registered form without interest coupons, substantially in the form of Exhibit A. Each global Debenture shall be deposited on behalf of the purchasers of the Debentures represented thereby with the custodian for the Depositary, and registered in the name of a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Original Indenture. The aggregate principal amount of a Debenture may from time to time be increased or decreased by adjustments made on the records of the custodian for the Depositary or the Depositary or its nominee, as the case may be.

(c) The global Debentures will be exchangeable for certificated Debentures of like tenor and terms and of differing authorized denominations aggregating a like principal amount, only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the global Debentures, (ii) the Depositary ceases to be a clearing agency under the Securities Exchange Act and a successor Depositary is not appointed by the Company within 90 calendar days, (iii) the Company in its sole discretion determines that the global Debentures shall be exchangeable for certificated Debentures or (iv) there shall have occurred and be continuing an Event of Default under the Indenture with respect to the Debentures. Upon such exchange, the certificated Debentures shall be registered in the names of the beneficial owners of the global Debentures which they have replaced; such names shall be provided to the Trustee by the relevant participants of the Depositary, as identified by the Depositary.

Section 218.      Sinking Fund.

         The Debentures shall not be subject to any sinking fund or similar provision.

Section 219.      Amendments to Certain Sections of the Original Indenture.

(a) The amendments to the Original Indenture contained in this Section 219 shall apply only to the series of Debentures established pursuant to this Third Supplemental Indenture.

(b) Clause (a) of Section 6.01 of the Original Indenture is hereby amended by adding the word "cash" immediately preceding the word "interest" on the second line thereof.

(c) Clause (b) of Section 6.01 of the Original Indenture is hereby amended by adding the words "Adjusted Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price or any Cash Reorganization Distribution" immediately following the words "if any," on the second line thereof.

(d) A new clause (c) is hereby added to Section 6.01 of the Original Indenture and supercedes and replaces clause (c) of the Original Indenture. New clause (c) shall read as follows:

                           "(c)  failure  of the  Company  to  comply  with  its
                  obligations to deliver Reference Property (or cash in lieu of any portion thereof) when such Reference Property is required to be delivered (or such cash is required to be paid) following an exchange of a Debenture in accordance with
                  Section 209 of the Third Supplemental Indenture, or to pay cash in lieu of any fractional unit or interest, and continuance of such default for 10 Business Days;"

(e) The seventh line of the fourth paragraph of Section 6.01 of the Original Indenture is hereby amended by adding the word "cash" immediately preceding the word "interest" in such line.

(f) Clause (i) of Section 9.02 of the Original Indenture is hereby amended by adding the word "original" immediately preceding the words "principal amount" in such clause and adding the words "at maturity" immediately succeeding the words "principal amount" such clause.

(g) Clause (ii) of Section 9.02 of the Original Indenture is hereby amended by adding the words "or alter the manner or rate of accrual of Original Issue Discount, except as provided in the Third Supplemental Indenture" after the words "any Coupon" in such clause.

(h) Clause (iii) of Section 9.02 of the Original Indenture is hereby amended by replacing the word "principal" and adding the words "the Adjusted Principal Amount, the Redemption Price or the Purchase Price" in its place in such clause and adding the words "except as provided in the Third Supplemental Indenture" after the words "any Debt Security" in such clause.

(i) Section 9.02 of the Original Indenture is hereby further amended by adding a new clause (x), to read as follows:

                           "(x)     reduce the amount of cash or Reference
Property deliverable upon exchange of the Debentures."

(j) Unless the context otherwise requires, all references to payment of principal in the Original Indenture shall include the payment of the Adjusted Principal Amount.

Section 220.               Ranking.

         The Debentures are, to the extent provided herein and in the Original Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness. The Debentures shall rank pari passu with the PRIZES and the Premium PHONES.

Section 221.      Tax Matters

         The Company, the Trustee and each Holder of the Debentures, by virtue of purchasing the Debentures, agree (a) to treat the Debentures, for United States federal, state and local income tax purposes, as debt instruments that are subject to the treasury regulations governing contingent payment debt instruments that are contained in U.S. Treasury Regulation Section 1.1275-4 and
(b) to file all United States federal, state and local income, franchise and estate tax returns consistent with the treatment set forth in clause (a) above (in the absence of any change or clarification in applicable law, by regulation or otherwise, requiring a different characterization or treatment thereof).

ARTICLE Three

                            MISCELLANEOUS PROVISIONS

         The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this Third Supplemental Indenture or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

         Except as expressly amended hereby, the Original Indenture shall continue in full force and effect in accordance with the provisions thereof and the Original Indenture is in all respects hereby ratified and confirmed. This Third Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided.

         This Third Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

         This Third Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN  WITNESS  WHEREOF,   the  parties  hereto  have  caused  this  Third
Supplemental Indenture to be duly executed as of the day and year first above written.

                            COX COMMUNICATIONS, INC.



                            By: /s/ Dallas S. Clement
                              ------------------------------------------
                                   Name:  Dallas S. Clement
                                   Title:  Vice President and Treasurer



                        THE BANK OF NEW YORK, as Trustee



                            By:/s/ Annette Kos
                              ------------------------------------------
                                   Name: Annette Kos
                                   Title:  Assistant Vice President

                                                                       EXHIBIT A


         Form of Exchangeable Subordinated Discount Debentures due 2020


THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL DEBT SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO COX COMMUNICATIONS, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. R-1                                                    CUSIP No. 224044 AX 5

Original Principal Amount at Maturity:                                $
Issue Price per $1,000 Original Principal Amount at Maturity:          $425.89

                            Cox Communications, Inc.

             Exchangeable Subordinated Discount Debentures due 2020

         Cox Communications, Inc., a Delaware corporation (hereinafter called the "Company," which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to Cede & Co., or registered assigns, the Adjusted Principal Amount of this Debenture on April 19, 2020 determined as provided in Section 204 of the Third Supplemental Indenture referred to herein on April 19, 2020, and to pay interest as described below.

         The Debentures shall bear interest in cash on each Debenture at the rate of 1.0% of the Issue Price per Debenture per annum so long as the Debentures are Outstanding. Such cash interest shall accrue from April 19, 2000 or from the most recent Interest Payment Date to which interest has been paid or provided for, and shall be payable semiannually on April 19 and October 19 of each year (each, an "Interest Payment Date"), commencing October 19, 2000, to the Persons in whose names the Debentures (or one or more Predecessor
Securities) are registered at the close of business on the Business Day immediately preceding such Interest

                                     A-1-1

Payment Date ("Regular Record Date"). Accrual of cash interest payable on each Debenture shall be calculated on the basis of a 360-day year composed of twelve 30-day months, and such cash interest shall be calculated without regard to changes in the Adjusted Principal Amount. Cash interest payments may be increased in accordance with Section 205(c) of the Third Supplemental Indenture.

         For any Interest Period (or portion thereof), Original Issue Discount shall accrue on the applicable Adjusted Principal Amount of each Debenture as determined in accordance with Section 208(b)(iii) and (iv) of the Third Supplemental Indenture, in an amount equal to the excess (if an amount greater than zero) of (A) the amount of interest accrued on such Debenture during such Interest Period (or portion thereof) that represents an annualized yield of 5.0% on the Adjusted Principal Amount of such Debenture over (B) the amount of accrued cash interest for such Interest Period (or portion thereof) payable on each Debenture in accordance with Section 205(a) of the Third Supplemental Indenture.

         Accrual of Original Issue Discount on each Debenture shall be calculated on the basis of a 360-day year composed of twelve 30-day months and shall commence on the Issue Date, and shall cease to accrue on the earliest of:
(A) the date on which such Debenture is no longer Outstanding; (B) the effective date of the Company's election to increase semiannual cash interest payments as provided in Section 205(c) of the Third Supplemental Indenture; and (C) the date on which cash interest payable in accordance with Section 205(a) thereof represents an annualized yield of 5.0% or more on the Adjusted Principal Amount of such Debenture for the related Interest Period.

         Any such interest which is payable, but is not paid or provided for, on any Interest Payment Date shall forthwith cease to be payable to the registered Holder hereof on the relevant Regular Record Date by virtue of having been such Holder, and may be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to the Holders of Debentures not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

         Payment of the Adjusted Principal Amount, interest and any other cash amounts in respect of this Debenture at Stated Maturity or any Redemption Date or Purchase Date will be made in immediately available funds upon presentation and surrender of this Debenture (and with respect to any purchase by the Company of this Debenture in certified form, upon delivery of a duly completed election form as contemplated on the reverse hereof) at the corporate trust office of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, currently located at 101 Barclay Street, Floor 21 West, New York, New York 10286, or at such other paying agency in the Borough of Manhattan, The City of New York, as the Company may determine. Payment of interest or other cash amounts due on any Interest Payment Date or other payment date other than at Stated Maturity or any Redemption Date or Purchase Date will be made at the aforementioned office or agency maintained by the Company, provided, however, that, at the option of the Company, interest or such other payments may be paid by check mailed

                                     A-1-2
to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, further, that payment to DTC or any successor Depositary may be made by wire transfer to the account designated by DTC or such successor Depositary in writing.

         This Debenture is one of a duly authorized issue of Securities of the Company (herein called the "Debentures") issued and to be issued in one or more series under an Indenture, dated as of June 27, 1995 (the "Original Indenture," and together with the Third Supplemental Indenture referred to below and all other indentures supplemental thereto, the "Indenture"), between the Company and The Bank of New York, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debentures, and of the terms upon which the Debentures are, and are to be, authenticated and delivered. This Debenture is one of the series designated on the face hereof, initially limited (subject to exceptions provided in the Indenture) to the aggregate Original Principal Amount at Stated Maturity specified in the Third Supplemental Indenture between the Company and the Trustee, dated as of April 19, 2000, establishing the terms of the Debentures pursuant to the Indenture (the "Third Supplemental Indenture").

         The Debentures are, to the extent provided herein, in the Indenture and in the Third Supplemental Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Third Supplemental Indenture), and each Holder of this Debenture by accepting the same, agrees to and shall be bound by the provisions hereof, of the Third Supplemental Indenture and of Article XII of the Original Indenture.

         The Debentures are redeemable at the option of the Company, in whole or in part at any time or from time to time on or after April 19, 2005, on the terms set forth in Section 207(a) of the Third Supplemental Indenture.

         The Debentures are subject to purchase by the Company, at the option of the Holder thereof, on the terms set forth in Section 208 of the Third Supplemental Indenture.

         The Debentures are exchangeable at the option of the Holders thereof, on the terms set forth in Section 209 of the Third Supplemental Indenture.

         In accordance with the Third Supplemental Indenture, Special Cash Payments and Cash Reorganization Event Distributions may be made on the Debentures.

         If an Event of Default (as defined in the Indenture, including the amendments thereto in the Third Supplemental Indenture) with respect to the Debentures shall occur and be continuing, the principal of the Debentures may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Original Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series issued under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate Original Principal Amount at Stated Maturity of the Securities at the time Outstanding of each

                                     A-1-3
series affected thereby. The Original Indenture also contains provisions permitting the Holders of specified percentages in aggregate Original Principal Amount at Stated Maturity of the Securities of any series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debentures issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture or such Debentures.

         No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Adjusted Principal Amount and interest on this Debenture, at the times, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

         The Original Indenture contains provisions for defeasance of (i) the entire indebtedness of the Debentures and (ii) certain covenants and Events of Default with respect to the Debentures which provisions shall not apply to the Debentures. In addition, provisions for certain covenants specified in Sections
4.08 and 4.09 of the Original Indenture shall not be applicable to the Debentures.

         As provided in the Indenture and subject to certain limitations set forth therein and in this Debenture, the transfer of this Debenture may be registered on the Security Register upon surrender of this Debenture for registration of transfer at the office or agency of the Company maintained for the purpose in any place where the Adjusted Principal Amount, interest and any other cash amounts on this Debenture are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Debentures of this series and of like tenor, of authorized denominations and for the same aggregate Original Principal Amount at Stated Maturity, will be issued to the designated transferee or transferees.

         The Debentures are issuable only in registered form without coupons in the denominations specified in the Third Supplemental Indenture establishing the terms of the Debentures, all as more fully provided in the Indenture. As provided in the Indenture, and subject to certain limitations set forth in the Indenture and in this Debenture, the Debentures are exchangeable for a like aggregate Original Principal Amount at Stated Maturity of Debentures of this series in different authorized denominations, as requested by the Holders surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than in certain cases provided in the Indenture.

         Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be

                                     A-1-4
overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         This Debenture shall be governed by and construed in accordance with the laws of the State of New York (without regard to principles of conflicts of law).

         All terms used in this Debenture which are defined in the Original Indenture or the Third Supplemental Indenture shall have the meanings assigned to them in the Original Indenture or the Third Supplemental Indenture, as applicable.

         Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee under the Indenture by the manual signature of one of its authorized signatories, this Debenture shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

                                     A-1-5

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


                                   COX COMMUNICATIONS, INC.




                                   By:
                                        -----------------------------------
                                        Name:  Dallas S. Clement
                                        Title:  Vice President and Treasurer





                                   By:
                                        -----------------------------------
                                        Name:  Jimmy W. Hayes
                                        Title:  Executive Vice President



                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Debentures of the series designated herein referred to in the within-mentioned Indenture.

Dated: April 19, 2000                            THE BANK OF NEW YORK,
                                                 as Trustee


                                                  By:
                                                     -------------------------
                                                  Authorized Signatory
                                     A-1-6

                             CERTIFICATE OF TRANSFER

         To transfer or assign this Debenture, fill in the form below:

I or we transfer and assign this Debenture to


                       (Insert assignee's tax I.D. number)





              (Print or Type assignee's name, address and zip code)

and irrevocably appoint ________________ agent to transfer this Debenture on the books of the Company. The agent may substitute another to act for him.


Date:                                                Your signature:

                                   SCHEDULE A

                              SCHEDULE OF EXCHANGES

The following exchanges of Debentures represented by this Debenture have been made:

------------------------- ---------------------- ----------------------- ---------------------- ======================
                                                 Change in Original      Original Principal
Original Principal                               Principal Amount at     Amount at Maturity
Amount at Maturity of                            Maturity of this        of this Debenture
this Debenture as of      Date Exchange          Debenture due to        following such
April 19, 2000            Made                   Exchange                exchange               Notation made by
------------------------- ---------------------- ----------------------- ---------------------- ======================
------------------------- ---------------------- ----------------------- ---------------------- ======================
      $400,000,000
------------------------- ---------------------- ----------------------- ---------------------- ======================
------------------------- ---------------------- ----------------------- ---------------------- ======================

------------------------- ---------------------- ----------------------- ---------------------- ======================
------------------------- ---------------------- ----------------------- ---------------------- ======================

------------------------- ---------------------- ----------------------- ---------------------- ======================
------------------------- ---------------------- ----------------------- ---------------------- ======================

------------------------- ---------------------- ----------------------- ---------------------- ======================
------------------------- ---------------------- ----------------------- ---------------------- ======================

------------------------- ---------------------- ----------------------- ---------------------- ======================
------------------------- ---------------------- ----------------------- ---------------------- ======================

------------------------- ---------------------- ----------------------- ---------------------- ======================
------------------------- ---------------------- ----------------------- ---------------------- ======================

------------------------- ---------------------- ----------------------- ---------------------- ======================
------------------------- ---------------------- ----------------------- ---------------------- ======================

------------------------- ---------------------- ----------------------- ---------------------- ======================
------------------------- ---------------------- ----------------------- ---------------------- ======================

------------------------- ---------------------- ----------------------- ---------------------- ======================
------------------------- ---------------------- ----------------------- ---------------------- ======================

------------------------- ---------------------- ----------------------- ---------------------- ======================
------------------------- ---------------------- ----------------------- ---------------------- ======================

------------------------- ---------------------- ----------------------- ---------------------- ======================


                                                                         ANNEX A


                               NOTICE OF EXCHANGE


The Bank of New York
101 Barclay Street
New York, NY 10286


                  Re: Exchangeable Subordinated Discount Debentures due 2020 (the "Debentures")

Gentlemen:


         The undersigned Holder of Debentures hereby gives notice of its intention to exchange $______________ aggregate original principal amount at maturity of Debentures. This notice, once delivered to the Exchange Agent, is irrevocable.

         If Reference Shares or any other securities are to be delivered as part of this exchange, they should be delivered to:



         If cash is to be paid as part of this exchange, it should be sent to:



         Any communication to the Holder in connection with this exchange should be directed to:


                                 [Holder's address]




                                           Very truly yours,

                                           [Name of Holder]


                                           By:
                                             -------------------------------
                                           Name:
                                           Title:


Date of Notice of Exchange:

                                                                         ANNEX B


                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Debenture purchased by the Company pursuant to Section 208 of the Third Supplemental Indenture, check this box:
[ ]

         If you want to elect to have only part of this Debenture purchased by the Company pursuant to Section 208 of the Third Supplemental Indenture, state the amount you elect to have purchased in a denomination of $1,000 original principal amount at maturity or an integral multiple thereof:

$



Date:                                           Your Signature:
     ----------------------                                    ----------------

-------------------------------------------------------------------------------

     (Sign exactly as your name appears on the other side of this Debenture)

* Your signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.